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                       [LETTERHEAD OF LATHAM & WATKINS]




                                                                     EXHIBIT 5.1

                                 March 8, 2000






Hanover Compressor Company
12001 North Houston Rosslyn
Houston, Texas 77086

          Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

          In connection with the preparation and filing by Hanover Compressor Company, a Delaware Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company of 1,456,763 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), pursuant to the 1996 Employee Stock Offering, the December 23, 1996 Common Stock Offering, the 1995 Management Stock Offering, the 1995 Employee Stock Offering, the 1993 Management Stock Offering, the 1992 Stock Offering and the Subscription Agreement between Hanover Compressor Company and Donald M. DeVille and the 1997 Stock Purchase Plan (collectively, the "Stock Offerings"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company and its predecessor in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquires, including an examination of originals or copies certified or otherwise
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Hanover Compressor Company
March 7, 2000
Page 2


identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect of the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws, or as to any matters of municipal law or the laws of any local agency within the state.

          Subject to the foregoing, it is our opinion that the Shares have been duly authorized, validly issued, and are fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ LATHAM & WATKINS